UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
(Date of earliest event reported)
January 19, 2009
FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-10006 (Commission File Number)	75-1301831 (IRS Employer Identification No.)
1145 Empire Central Place Dallas, Texas 75247-4309 (Address of Principal Executive Offices)		(214) 630-8090 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Frozen Food Express Industries, Inc. (the “Company”) announced that effective January 19, 2009, Thomas G. Yetter, Senior Vice President, Chief Financial Officer, has left his position as Senior Vice President, Chief Financial Officer to pursue other interests.

On January 19, 2009, the Company announced that it has appointed Ronald J. Knutson, age 45, as the Company’s Senior Vice President, Chief Financial Officer, effective immediately.  Mr. Knutson will also be appointed the Company’s Principal Financial and Accounting Officer.

Mr. Knutson is a certified public accountant and from 2003 through 2007, served as Vice President, Finance at Ace Hardware Corporation., a $3.8 billion wholesale distributor and retail services provider.  From 1995 to 2002, Mr. Knutson held other senior level finance positions within Ace Hardware.  Prior to 1995 he was employed by Mascal Electric as the Chief Financial Officer and Treasurer and KPMG, LLP, where he progressed to Senior Manager.

The Company has agreed to pay Mr. Knutson an annual base salary of $225,000 and is subject to annual increases as set from time to time by the Compensation Committee of the Company’s Board of Directors. Mr. Knutson will participate in the FFE Transportation Services, Inc. 2005 Executive Incentive Bonus and Restricted Stock Plan (“Executive Plan”).  Under the Executive Plan, Mr. Knutson will be eligible for an annual cash bonus up to 100% of his base salary and shares of restricted stock of the Company up to 50% of the value of the cash bonus which vest in equal amounts over a period of three years.  Mr. Knutson is also eligible to participate in the FFE Transportation Services, Inc. Incentive Bonus Plan with a maximum payout of 3 weeks of his base salary.

Mr. Knutson will receive a car allowance of $6,000 per year and is eligible for a holiday bonus equivalent to one week of the base salary.  Mr. Knutson will participate in the Company’s broad-based programs including health, disability and life insurance programs, the Frozen Food Express Industries, Inc. 401(k) Savings Plan, the Frozen Food Express Industries, Inc. 2005 Stock Incentive Plan and the FFE Transportation Services, Inc. 401(k) Wrap Plan.  He will also participate in the Key Employee Supplemental Medical Plan.

The Company awarded Mr. Knutson 15,000 shares of Class A stock that vest in equal amounts over a period of three years and a cash sign-on incentive in the amount of $50,000 for which a portion will offset future incentives under the Executive Plan, provided that certain incentive targets are met within the Executive Plan.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FROZEN FOOD EXPRESS INDUSTRIES, INC.
Dated: January 20, 2009	By:	/s/ Stoney M. Stubbs
Stoney M. Stubbs President and Chief Executive Officer (Principal Executive Officer)